Exhibit 99.01


                       Sento Announces New Board Chairman
    Mr. C. Lloyd Mahaffey receives appointment as Sento's new Board Chairman


AMERICAN FORK, Utah -- October 26, 2004 - Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, has announced that Mr. C. Lloyd Mahaffey has been elected Chairman of the Board.

Mr. Mahaffey is a well-known figure in the technology sector, an experienced senior executive with nearly three decades of success in sales, marketing and operations experience with major technology companies including Honeywell, Apple Computer, VeriFone and Hewlett Packard.
Mr. Mahaffey, a managing partner of Carloma Group; a private technology holding company, was senior vice president and chief operating officer at VeriFone, where he oversaw Internet commerce initiatives and led the team that negotiated a $1.3 billion acquisition of VeriFone by Hewlett Packard.

A well-known and respected strategic investor and conduit for major technology deals, Mr. Mahaffey guided VeriFone's early stage investments in WebTV, CyberCash and VeriSign. Mr. Mahaffey was also a founder of First Patriot Bancshares; Northern Virginia's highly successful regional banking operation that was acquired by United Bank. Mr. Mahaffey honed his sales and marketing acumen during the crucial growth years of Apple Computer, where he steered development of Apple's highly regarded Education and Federal Government business segments worldwide. During his tenure at Apple, Mr. Mahaffey grew the company's education business unit from $300 million to $1.3 billion.

Mr. Mahaffey is a member of the prestigious St. Francis Yacht Club in San Francisco, CA. He received a B.A. in History with Honors from The Citadel, The Military College of South Carolina. He also attended Stanford University's Graduate School of Business Technology Executive Program in 1987. He, his wife, Judy, and their two children, Ian and Caitlyn, maintain residences in Eagle and McCall, ID.

Sento's CEO, Mr. Patrick O'Neal, commented, "We are delighted to announce Lloyd's appointment as Sento's new Chairman. Since joining the board in April, Lloyd's demonstrated leadership has resulted in his election to board chairman. His proven experience and successes in the technology sector bring unparalleled insight into one of Sento's core businesses and greatly enhances Sento's strategic visioning capabilities."


SENTO PROFILE

Sento Corporation (www.sento.com) has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice Platform(TM), an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone--for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides support in 17 languages.

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FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

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